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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

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TUPPERWARE CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Tupperware Corporation
14901 S. Orange Blossom Trail
Orlando, FL 32837

Mailing Address:
Post Office Box 2353
Orlando, FL 32802-2353

To Our Shareholders:

        It is my pleasure to invite you to attend the annual meeting of shareholders of Tupperware Corporation to be held on Wednesday, May 14, 2003, at the Hyatt Regency Orlando International Airport Hotel, 9300 Airport Boulevard, Orlando, Florida. The meeting will begin at 1:00 p.m.

        The notice of meeting and proxy statement following this letter describes the business expected to be transacted at the meeting. During the meeting we will also report on the current activities of the Company, and you will have an opportunity to ask questions. Whether or not you plan to attend this meeting, we urge you to sign the enclosed proxy card and return it, or to vote telephonically or electronically, as soon as possible so that your shares will be represented.

Sincerely,

Rick Goings Chairman and Chief Executive Officer
March 27, 2003

Tupperware Corporation
14901 S. Orange Blossom Trail
Orlando, FL 32837

Mailing Address:
Post Office Box 2353
Orlando, FL 32802-2353

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

        The 2003 annual meeting of shareholders of Tupperware Corporation will be held at the Hyatt Regency Orlando International Airport Hotel, 9300 Airport Boulevard, Orlando, Florida on Wednesday, May 14, 2003, at 1:00 p.m. to consider and vote upon:

  1.
  The election of four directors for the term expiring at the 2006 annual meeting of shareholders;

  2.
  The proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for the fiscal year ending December 27, 2003; and

  3.
  Such other business as may properly come before the meeting and any adjournment thereof.

        The foregoing matters are described in more detail in the attached proxy statement.

        Please complete and sign the enclosed proxy card and return it promptly in the accompanying postage-paid envelope or vote your shares telephonically or electronically, as is contemplated by the voting materials. This will ensure that your vote is counted whether or not you are able to be present. If you attend the meeting, you may revoke your proxy and vote in person.

        If you are a shareholder of record and plan to attend the meeting, please check your proxy card in the space provided or indicate your intention to attend as instructed by the telephonic and electronic voting instructions. Your admission ticket will be mailed to you prior to the meeting date. If your shares are not registered in your name, please advise the shareholder of record (your broker, bank, etc.) that you wish to attend. That firm will provide you with evidence of ownership which will admit you to the meeting.

By order of the Board of Directors,

Thomas M. Roehlk Senior Vice President, General Counsel and Secretary
March 27, 2003

GENERAL INFORMATION

        This proxy statement is furnished in connection with the solicitation on behalf of the Board of Directors of Tupperware Corporation (the "Company") of proxies to be voted at the annual meeting of shareholders of the Company to be held on May 14, 2003, and at any adjournment thereof. This proxy statement and the accompanying form of proxy are being mailed to shareholders on or about March 27, 2003.

Voting at the Meeting

        The Board of Directors (the "Board") has fixed the close of business on March 17, 2003, as the record date for determining shareholders entitled to vote at the meeting. On that date there were outstanding 58,360,908 shares of the Company's common stock, each of which will be entitled to one vote. A majority of the shares entitled to vote at the meeting will constitute a quorum for the transaction of business.

        Shares will be voted in accordance with the instructions indicated in a properly executed proxy. If no instructions are indicated, such shares will be voted as recommended by the Board. A shareholder who has given a proxy may revoke it by voting in person at the meeting, or by giving written notice of revocation or a later-dated proxy to the Corporate Secretary of the Company at any time before the closing of the polls at the meeting. The Company has appointed an officer of Wells Fargo Bank Minnesota, N.A., transfer agent for the Company, as the independent inspector to act at the meeting.

        The Company's By-Laws require the affirmative vote of a plurality of the votes cast at the meeting for the election of directors. Abstentions are not treated as votes cast for purposes of the election of directors or the approval of independent auditors. Broker non-votes are not treated as votes cast for purposes of any of the matters to be voted on at the meeting.

1.    Election of Directors

Board of Directors

        The Board is divided into three classes of directors. At each annual meeting, members of one of the classes, on a rotating basis, are elected for a three-year term. All of the nominees are currently directors of the Company. The Board has nominated four directors for election at this meeting for the term expiring in 2006. They are Kriss Cloninger III, Joe R. Lee, Bob Marbut and David R. Parker.

        Unless otherwise specified, proxy votes will be cast for the election of all of the nominees as directors. If any such person should be unavailable for election, resign or withdraw, the Board has authority to either reduce the number of directors accordingly or designate a substitute nominee. In the latter event, it is intended that proxy votes will be cast for the election of such substitute nominee. Shareholder nominations of persons for election as directors are subject to the notice requirements described under the caption "Other Matters" appearing later in this proxy statement.

        The following pages contain information concerning the nominees and the directors whose terms of office will continue after the meeting. Unless otherwise indicated, each such person has served for at least the past five years in the principal business position currently or most recently held.

Nominees for Election as Directors for the Term Expiring in 2006:

KRISS CLONINGER III, President and Chief Financial Officer of AFLAC, Incorporated (AFLAC), an insurance and financial services firm, since 2001 and prior thereto as Executive Vice President and Chief Financial Officer of AFLAC. Mr. Cloninger also serves as a director of AFLAC. Term expires 2006. Age 55. First elected by the Board of Directors: 2003.

JOE R. LEE, Chairman and Chief Executive Officer of Darden Restaurants, Inc., which owns and operates casual dining restaurants, since May 1995. Mr. Lee serves as a director of Darden Restaurants, Inc. and SunTrust Banks, Central Florida, N.A. Term expires 2003. Age 62. First elected: 1996.

BOB MARBUT, Founder, Chairman and CEO of SecTecGLOBAL, Inc. since January 2003. Prior to 2003 he was Chairman of Hearst-Argyle Television, Inc. since January 1, 2001, after serving as Chairman and Co-Chief Executive Officer at that company from August 1997. Mr. Marbut serves as a director of Argyle Communications, Inc., Hearst-Argyle Television, Inc., and Valero Energy Corporation. Term expires 2003. Age 67. First elected: 1996.

DAVID R. PARKER, Managing Director of The Archstone Partnerships, a leading fund of funds manager since January 2003. Prior to this he was Managing Partner of Interprise Technology Partners, L.P., a technology and Internet-focused venture capital firm, since January 1999. Previously, he was employed by AmeriServe, Inc., a food-service distribution company, from May 1998 until August 1998, after the acquisition of ProSouce, Inc. by AmeriServe, Inc. Prior thereto, he was Chairman of ProSource, Inc., a food service distribution company, since July 1992. Mr. Parker serves as a director of Applied Graphics Technologies, Inc., and Spherion Corporation. Term expires 2003. Age 59. First elected: 1997.

Directors Continuing in Office:

RITA BORNSTEIN, Ph.D., President of Rollins College, an independent comprehensive liberal arts college with campuses in Winter Park and Melbourne, Florida, since 1990. She also is president of the Southern University Conference. Term expires 2004. Age 67. First elected: 1997.

E. V. GOINGS, Chairman and Chief Executive Officer since October 1997 after serving as President and Chief Operating Officer since March 1996. Mr. Goings serves as a director of SunTrust Bank, Central Florida, N.A., Boys and Girls Clubs of America, R.J. Reynolds Tobacco Holdings, Inc., and Rollins College. Term expires: 2004. Age 57. First elected: 1996.

CLIFFORD J. GRUM, Retired Chairman of the Board and Chief Executive Officer of Temple-Inland Inc., a holding company with operations in corrugated packaging, bleached paperboard, building products and financial services. Mr. Grum serves as a director of Cooper Industries, Inc. and Trinity Industries, Inc. Term expires 2005. Age 68. First elected: 1996.

BETSY D. HOLDEN, Co-CEO of Kraft Foods Inc. since March 2001, and President and CEO of Kraft Foods North America since May 2000. Both are food business units of Philip Morris Companies Inc. Previously, she was Executive Vice President of Kraft Foods, Inc., with responsibility for operations, research and development, marketing services, procurement and e-business, since December 1998. Prior thereto, she served as President and General Manager of the Kraft Cheese Division, since 1995. She serves as a director of Tribune Company. Term expires 2005. Age 47. First elected: 1998.

ANGEL R. MARTINEZ, An independent consultant, after serving as Executive Vice President and Chief Marketing Officer of Reebok International Ltd. from October 1998 until June 2001. Prior thereto, Mr. Martinez served as President and Chief Executive Officer of The Rockport Company, a subsidiary of Reebok, since 1994. Term expires 2005. Age 47. First elected: 1998.

JOYCE M. ROCHÉ, President and Chief Executive Officer of Girls Incorporated, since September 2000. Prior thereto, she was an independent consultant since September 1998. Formerly, she served as President and Chief Operating Officer of Carson, Inc., a personal care products company, from 1996 until September 1998. Ms. Roché serves as a director of SBC Communications, Inc., May Department Store Company and Anheuser-Busch Companies. Term expires 2004. Age 55. First elected: 1998.

M. ANNE SZOSTAK, Executive Vice President and Corporate Director of Human Resources of FleetBoston Financial, a diversified financial services company, since October 1998, as well as Chief Executive Officer of Fleet Bank of Rhode Island, a unit of FleetBoston Financial Corporation, since October 2001. Prior thereto, she served in various senior executive positions with Fleet Financial Group, Inc. Ms. Szostak serves as a director of New England Business Systems, Inc. and as Chairman-Elect of Boys and Girls Clubs of America. Term expires 2004. Age 52. First elected: 2000.

Board Committees

        The Audit and Corporate Responsibility Committee, which held four meetings in 2002, reviews the scope and results of the audit by the independent auditors, makes recommendations to the Board as to the evaluation, selection and replacement of independent auditors and has approval authority with respect to services provided by the independent auditors and fees therefor. The Committee monitors the independent auditors' relationship with and independence from the Company. In addition, it monitors and oversees the processes by which management establishes and maintains the Company's internal control system and financial reporting system, as well as reviewing and discussing with management and the independent auditors the Company's financial statements and recommending the audited annual financial statements for inclusion in the Company's Annual Report to Shareholders on Form 10-K filed with the Securities and Exchange Commission. The Committee also monitors the Company's relationships with and support of various outside interests, including the communities within which it operates; reviews the Company's adherence to both the spirit and letter of relevant laws; and reviews employee benefit plan investment performance and policies. A Committee charter has been adopted by the Board of Directors, a copy of which is appended hereto as Appendix A. It provides that Committee membership be composed solely of directors who are not employees of the Company or any of its subsidiaries and who otherwise are independent as defined by New York Stock Exchange listing standards. Members of this Committee are Mr. Parker (Chairperson), Dr. Bornstein, Ms. Roché and Messrs. Cloninger and Grum, and all such members are independent in accordance with such listing standards.

        The Compensation and Directors Committee, which held six meetings in 2002, identifies, reviews qualifications of and recommends to the Board candidates for election as directors of the Company, and also acts on other matters pertaining to Board membership. The Committee will consider recommendations of shareholders as to candidates for Board membership. Any shareholder who desires to propose a candidate for Board membership should send to the attention of the Corporate Secretary of the Company a letter of recommendation containing the name and address of the proposing shareholder and the proposed candidate, a written consent of the proposed candidate and a complete business, professional and educational background of the proposed candidate. The Compensation and Directors Committee also evaluates the performance of and makes compensation recommendations to the Board for senior management, including the Chief Executive Officer. It also directs the administration of and makes various determinations under the management incentive plans and appoints members of senior management to have responsibility for the design and administration of employee benefit plans. Members of this Committee are Mr. Marbut (Chairperson), Ms. Holden, Ms. Szostak, and Messrs. Lee and Martinez.

        The Executive Committee, which did not meet in 2002, has most of the powers of the Board and can act when the Board is not in session. Members of this Committee are Messrs. Goings (Chairperson), Lee, Marbut and Parker.

Board Meetings and Directors' Attendance

        There were six Board meetings and ten committee meetings held in 2002. No director attended fewer than 75 percent of the aggregate of Board meetings and committee meetings on which the director served as a committee member.

SECURITY OWNERSHIP OF MANAGEMENT

        The following table sets forth the number of shares of the Company's common stock beneficially owned by each of the directors, by each of the executive officers named in the Summary Compensation Table and by all directors and all executive officers of the Company as a group on March 17, 2003, unless otherwise indicated in the footnotes. Each of the following persons and members of the group had sole voting and investment power with respect to the shares shown unless otherwise indicated. No director or officer owns more than 1 percent of the Company's common stock, except Mr. Goings, who owns approximately 2.15 percent. Directors and officers as a group own approximately 5.48 percent.

Name	Sole Ownership	Shared Ownership or held by or for Family Members	Shares that may be acquired within 60 days of March 17(1)	Restricted Stock(2)	Retirement Savings Plan-401(k)	Total Shares Beneficially Owned
Rita Bornstein	4,502	0	12,332	0	0	16,834
Kriss Cloninger III	5,000	0	332	0	0	5,332
R. Glenn Drake	39,766	0	49,746	5,000	21,764	116,276
E.V. Goings	305,360	400,000	550,377	0	1,557	1,257,294
Clifford J. Grum	5,839	23,000	31,558	0	0	60,397
Richard W. Heath	10,800	10,800	108,000	0	288	129,888
Betsy D. Holden	1,715	2,200	6,082	0	0	9,997
Joe R. Lee	18,215	0	15,332	0	0	33,547
Bob Marbut	23,572	0	18,741	0	0	42,313
Angel R. Martinez	1,183	1,532	5,332	0	0	8,047
David R. Parker	10,857	0	14,332	0	0	25,189
Joyce M. Roché	5,452	0	5,998	0	0	11,450
Thomas M. Roehlk	27,600	9,771	95,474	0	11,510	144,355
Christian E. Skröder	59,700	0	235,693	0	0	295,393
M. Anne Szostak	4,389	0	5,332	0	0	9,721

Subtotal	523,950	447,303	1,154,661	5,000	35,119	2,166,033

All directors and executive officers as a group (28) (including the named individuals above)	769,095	450,925	1,876,559	8,000	91,155	3,195,734

(1)
Includes stock options granted under the Company's 1996 and 2000 Incentive Plans and the Director Stock Plan. Also includes estimated shares of common stock that will be paid in lieu of fees under the Director Stock Plan.

(2)
Sole voting and no investment power.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        The following table sets forth information with respect to any person who is known to be the beneficial owner of more than 5 percent of the Company's common stock, which is the Company's only class of outstanding voting securities.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Vorwerk & Co. KG Muhlenweg 17-37 42275 Wuppertal Germany	6,343,900	(1)	10.9
FMR Corporation 82 Devonshire Street Boston, MA 02109-3614	3,220,616	(2)	5.5

(1)
As of December 31, 2002, Vorwerk & Co. KG, through Vorwerk & Co. Beteiligungsgesellschaft mbH, all of the voting rights of which are held by August Mittelsten Scheid & Soehne Gesellschaft mit beschränkter Haftung, all the voting rights of which are held by Vorwerk & Co. KG, a German limited partnership, held 6,343,900 shares of Tupperware Corporation common stock, with sole voting power and dispositive power, directly or indirectly, with respect to such shares.

(2)
As of December 31, 2002, FMR Corporation indirectly held 3,220,616 shares of Tupperware Corporation common stock, with sole voting and dispositive power with respect to such shares. Fidelity Management & Research Company, an investment adviser, Fidelity Management Trust Company, a bank, and Geode Capital Management, LLC, all wholly-owned entities of FMR Corporation, beneficially own 3,174,600 shares, 45,804 shares and 212 shares, respectively.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        For its 2002 fiscal year, the Company believes all Section 16(a) filing requirements applicable to its officers, directors and greater than 10 percent beneficial owners were complied with.

INDEBTEDNESS OF MANAGEMENT

        E. V. Goings, the Company's Chairman and Chief Executive Officer, was indebted to the Company at the end of 2002 in part in the amount of $7,483,360 as a consequence of a loan from a subsidiary of the Company. The Company loaned $7.65 million to Mr. Goings in 1998 to enable him to purchase 400,000 shares of the common stock of the Company. The shares were purchased in 1998 and are pledged to secure the repayment of the loan, which is non-interest bearing and non-recourse to Mr. Goings. The loan could not have been prepaid prior to the fourth anniversary of the date of the loan, after which Mr. Goings could repay the loan in whole or in part and receive a pro rata release of the shares which secure the loan, based on the amount of the loan outstanding compared with the original amount of the loan. Ten percent of any annual bonus awards payable to Mr. Goings, however, are used to reduce the balance of the loan. The loan matures on November 12, 2006. An additional amount of indebtedness of Mr. Goings is described in the following paragraph.

        In October 2000 a subsidiary of the Company adopted the Management Stock Purchase Plan, pursuant to which and since such time such subsidiary has loaned a total of approximately $13.7 million to current employees and of such amount $8.7 million has been loaned to thirteen executive officers of the Company. The loans bear interest at various rates of interest ranging from 5.21 to 5.96 percent per annum, are recourse to the borrowers and mature over an eight-year period. The proceeds of the loans were used to purchase shares of common stock of the Company, which are pledged to secure the repayment of the loans. The outstanding principal amounts of indebtedness under the loan program for each executive officer as of December 28, 2002 were as follows: Jesus Buenrostro, $357,410; Judy B. Curry, $66,608; R. Glenn Drake, $635,215; Lillian D. Garcia, $367,157; E. V. Goings, $3,109,119; Josef Hajek, $223,939; David T. Halversen, $358,955; C. Morgan Hare, $405,827; Pradeep Mathur, $574,566; Anne E. Naylor, $71,482; Gaylin L. Olson, $703,448; Thomas M. Roehlk, $448,387; Christian E. Skroeder, $986,829; and José Timmerman, $458,135. Except for Mr. Goings, such amounts also represent the largest aggregate amounts of indebtedness by such executive officer at any time during 2002. The largest aggregate amount of indebtedness by Mr. Goings at any time during 2002 was $10,592,479.

        The purpose of all of the foregoing loan transactions was to enable the borrowers to substantially increase their ownership in the common stock of the Company and to serve as an incentive for performance to increase shareholder value. Based upon the provisions of the Sarbanes-Oxley Act of 2002, no further loans under this plan will be permitted.

REPORT OF THE AUDIT AND CORPORATE RESPONSIBILITY COMMITTEE

        The Audit and Corporate Responsibility Committee (under this heading, the "Committee") has reviewed and discussed with management the audited financial statements for the year 2002 of the Company, which management has represented to the Committee have been prepared in accordance with accounting principles generally accepted in the United States of America. PricewaterhouseCoopers LLP, the Company's independent auditors, have completed their audit of these statements and reported to the Committee that in their opinion the statements were prepared in accordance with generally acceptable accounting principles.

        The Committee discussed with representatives of PricewaterhouseCoopers the matters required to be discussed by Statement on Auditing Standards 61. In addition, the Committee received from PricewaterhouseCoopers LLP the written disclosures required by the Independence Standards Board Standard Number 1 (Independent Discussions with Audit Committee) and has discussed with that firm the independent auditor's independence, and has considered whether the provision of non-audit services is compatible with maintaining such firm's independence.

        Management has responsibility for establishing and maintaining the Company's internal control system and its financial reporting process, and PricewaterhouseCoopers LLP has responsibility for auditing the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing an audit report. The Committee monitors and oversees these processes.

        Based upon the foregoing disclosures, representations, reports and discussions, the Committee recommended to the Board of Directors that the audited financial statements for the Company's 2002 fiscal year be included in the Company's Annual Report on Form 10-K for the year ended December 28, 2002.

                      Audit and Corporate Responsibility Committee
                      David R. Parker, Chairperson
                      Kriss Cloninger III
                      Dr. Rita Bornstein
                      Clifford J. Grum
                      Joyce M. Roché

REPORT OF THE COMPENSATION AND DIRECTORS COMMITTEE
ON EXECUTIVE COMPENSATION

        The Compensation and Directors Committee (the "Committee") is responsible for the establishment, oversight and administration of executive compensation, management incentive plans and stock-based incentive plans. It appoints members of senior management to have authority over the design and administration of other employee benefit plans. The Committee is composed entirely of outside directors.

Executive Compensation Philosophy

        The executive compensation program is designed to achieve two principal objectives. First, the program is intended to be fully competitive to enable the Company to attract, motivate and retain talented executives. Second, the program is intended to create an alignment of interests between the Company's executives and shareholders such that a significant portion of each executive's compensation varies with Company performance.

        The Committee's philosophy is to pay competitive annual salaries, coupled with a leveraged incentive system that pays more than competitive total compensation for performance exceeding financial goals, and less than competitive total compensation for performance below financial goals. The leveraged incentive system consists of annual and long-term cash incentive compensation and equity compensation.

        The Committee assesses compensation competitiveness by referring annually to a variety of compensation survey data furnished by prominent international consulting firms. The data include market values (medians and/or averages) for salaries, bonuses, total cash compensation, stock options and various other long-term incentives provided by companies with whom the Company may compete for executive talent. In addition, the Committee refers to benchmarks of total compensation for the Company's most senior executives, derived from a group of consumer products companies whose businesses are felt to be similar to the Company's. The companies whose data are represented in these various surveys include companies of varying performance levels, and are many of the same companies that comprise the comparator group indices in the Performance Graph included in this proxy statement.

        Based on studies supplied by an independent consultant, the Committee believes that the Company's compensation program for the Named Officers, as defined below, has the following characteristics that serve to align executive interest with long-term shareholder value creation:

  •
  Emphasizes "at risk" pay such as annual cash incentives and stock options.

  •
  Emphasizes long-term compensation in the form of long-term cash incentives and stock options.

  •
  Rewards financial results primarily, compared to individual performance against individual objectives.

        Section 162(m) of the Internal Revenue Code establishes certain requirements in order for compensation exceeding $1 million earned by certain senior executives to be deductible. The Company's executive compensation programs have been structured to comply with Section 162(m). The actions of the Committee regarding the compensation paid, or to be paid, to executive management have also complied with Section 162(m); however, the Committee reserves the right to forego deductibility if, in its discretion, it believes a particular compensation program or payment or Committee action is consistent with the overall best interests of the Company and its shareholders.

Annual Salaries

        Salary ranges governing executives, including the Chief Executive Officer (the "CEO") and the other four most highly compensated executive officers of the Company (the "Named Officers"), are established annually based on the competitive data described earlier. Within those ranges, individual salaries vary based upon the individual's work experience, performance, level of responsibility, impact on the business, tenure and potential for advancement within the organization. Annual salaries for newly hired executives are determined at time of hire taking into account the above factors other than tenure. Under general compensation policy, salary increase consideration is conducted at 12 month intervals.

        Individual salary increases are based on the performance of the individual executives and on the overall performance of the Company in the case of the CEO. Salary adjustments for the CEO and the other Named Officers are subject to approval by the full Board, based upon the recommendation of the Committee.

Incentives

        One part of the Company's leveraged incentive system is the cash incentive program. This incentive program for executives is based primarily on financial performance and is designed to promote the annual and longer-term objectives of the organization. A small percentage of the annual incentive program bonus opportunity may be paid based upon the accomplishment of non-financial performance objectives only in the event that the Company does not meet its financial performance measures. Participants include the CEO, the other Named Officers, and other management employees whose contributions influence results. The target annual incentive opportunities of the CEO and the other Named Officers are subject to Committee review and approval annually and are established as a percentage of salary based on job level, impact on results and the competitive data referred to previously. The CEO's and the other Named Officers' targets range from 45-100 percent of annual salary, and awards based on financial performance range from 0-300 percent of target. Financial goals are subject to review and approval by the Committee at the beginning of each year. For 2002, the financial measure for executive level incentives was net income after tax.

        In 2003, the Company introduced a long-term cash incentive in the form of a performance share program based upon achievement of Company financial performance, which is designed both to promote the long-term objectives of the organization and to serve as a retention incentive. Participants include the CEO and other Named Officers as well as selected executives who are in a position to make substantial contributions to the accomplishment of the long-term financial objectives of the Company. Financial objectives are based upon three-year cumulative earnings per share and three-year cumulative free cash flow. Every year begins a new three-year measurement period. The amount of potential bonus awards under the performance share program is based upon a fixed number of shares dependent upon the level of the participant. Participants in this program will receive a reduced annual stock option grant from what would otherwise be granted absent such participation.

        Certain members of management, including senior officers and one of the Named Officers, but excluding the CEO, received incentive compensation in 2002 based upon the completion of performance goals relating to real estate development. This incentive program continues in 2003 and beyond for one of the Named Officers and the CEO, and compensation levels will be based upon levels of completed sale proceeds.

        For all incentive programs, the Committee verifies the actual performance achieved as a precondition to approving awards and reserves the right to adjust any formula-based award that, in its judgment, is inappropriate in light of overall results and circumstances. The Committee has reserved the right to interpret financial results and to determine the proper treatment of changes in accounting standards, non-recurring events or capital gains and losses. The Committee's discretion generally is limited to reducing or withholding awards. Performance targets are established so as to include or exclude the effects of transactions or events, such that the Committee can effectively modify awards through the use of "negative discretion."

Stock Options

        The grant of stock options to key employees encourages equity ownership and closely aligns management interest with the interests of other shareholders. Additionally, because options are generally subject to forfeiture if the employee leaves the Company prior to their becoming exercisable, options provide an incentive to remain with the Company long term. The Company has guidelines regarding the accumulation of designated levels of Company stock over time by officers, and options provide another means by which officers can meet the guidelines. Stock options are granted annually to the CEO and the other Named Officers, and to other key employees having strategic impact on revenue generation, product, staffing, technology, pricing, controls, investment or policy matters. The aggregate number of options granted, as well as each individual grant to the CEO and the other Named Officers, generally contain option exercise prices at least equal to the fair market value on the date of grant. The size of the annual 2002 grants for the executive officers as a group approximates the median of the competitive norms. However, in 2002 the size of the annual stock option grants to the CEO, other Named Officers and selected executives who will participate in the performance share program described above was reduced from previous years' grants in recognition of such participation.

Restricted Stock

        The Company does not normally make grants of restricted stock, but does so, subject to Committee approval, in certain special circumstances as a retention or performance incentive, or as compensation for the forfeited value of incentive or stock awards at a previous employer.

Corporate Performance & CEO Pay

        Performance in 2002 resulted in net income of $84.4 million, excluding the impact of costs related to the Company's process re-engineering program, but including the positive impact of real estate development. This represented a 10 percent decrease from 2001 net income of $94.0 million.

        In 2002 Mr. Goings' salary increased from $621,800 to $900,000. In addition to the salary increase, the Committee also approved an increase to Mr. Goings' incentive bonus target from 75% of base salary to 100% of base salary effective January 1, 2002. This increase, when measured over a four-year period, resulted in an average annual increase of 11.7% to Mr. Goings. The Committee recommended these adjustments in respect of Mr. Goings' significant contributions to the strategic direction of the Company and following review and discussion of competitive compensation data for CEO positions. The Company's strategic initiatives involved the development of a multi-channel distribution system designed not only to reach consumers in venues such as retail environments, television shopping, Internet commerce and business-to-business transactions, but to accomplish the expansion in partnership with the core, traditional direct selling party system and to present its vitality and enable growth to occur. In addition to the distribution channel expansion strategy, Mr. Goings led a strategic expansion into consumable products with the acquisition of the BeautiControl cosmetics and nutritional products business. This is leading to an important expansion of product lines across the geographic segments. These successes during the four-year period of strategic change are deemed by the Committee to be responsible not only for the rejuvenation of the U.S. business after a 15-year decline, but to serve as a worldwide platform for the Company to grow and thrive. Based on a comparison of Mr. Goings' total compensation package (salary, incentives at target, stock options, benefits and perquisites) with the total compensation packages of the CEOs in benchmark companies referred to previously, Mr. Goings' total compensation opportunity at target incentive achievement is now at the market median, with these adjustments taken into consideration. Since the Company did not achieve net income growth above pre-established targets in 2002, however, no annual cash incentive award payout was approved by the Committee for Mr. Goings.

        The Committee granted an option to Mr. Goings to purchase 172,100 shares of the Company's common stock under the Company's annual stock option program.

                      Compensation and Directors Committee
                      Bob Marbut, Chairperson
                      Betsy D. Holden
                      Joe R. Lee
                      Angel R. Martinez
                      M. Anne Szostak

PERFORMANCE GRAPH

        The following performance graph compares the performance of the Company's common stock to the Standard & Poor's 500 Stock Index and the Standard & Poor's Consumer Discretionary Index. The graph assumes that the value of the investment in the Company's common stock and each index was $100 at December 27, 1997 and that all dividends were reinvested. The Company is included in both indices. The Company ceased using the S&P Consumer Goods Composite Index and the S&P Consumer Staples Index it used in prior years since they have been discontinued by Standard & Poor's Corporation.

Measurement Period (Fiscal Year Ended)	Tupperware Corporation	S&P 500	S&P Consumer Discretionary Index
12/27/1997	100.00	100.00	100.00
12/26/1998	60.89	132.94	146.36
12/25/1999	67.09	160.13	181.00
12/30/2000	85.12	146.66	148.19
12/29/2001	83.48	130.69	154.17
12/28/2002	67.62	100.15	113.87

SUMMARY COMPENSATION TABLE

        The following table sets forth the annual and long-term compensation, attributable to all service in the fiscal years 2002, 2001 and 2000, paid to or deferred by those persons who were, at the end of the 2002 fiscal year, (i) the Chief Executive Officer, and (ii) the other four most highly compensated executive officers of the Company (the "Named Officers"):

						Long-Term Compensation
						Awards
		Annual Compensation
						Restricted Stock Awards ($)(2)
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Other Annual Compensation ($)			Securities Underlying Options (#)	All Other Compensation ($)(3)
E. V. Goings Chairman of the Board and Chief Executive Officer	2002 2001 2000	907,654 627,480 586,000	0 0 915,000	1,745,760(4 422,601(5 427,522(5	) ) )	0	172,100 175,100 573,600	78,357 135,724 118,080
R. Glenn Drake Group President, North America, Europe, Africa and the Middle East	2002 2001 2000	289,063 232,963 204,692	142,675 305,910 192,000	0 0 0		94,700	54,500 34,100 134,700	50,166 35,102 21,202
Christian E. Skröder Senior Vice President, Worldwide Market Development	2002 2001 2000	329,025 329,025 325,952	94,978 52,697 105,935	0 0 0		0	20,000 36,800 170,700	0 0 0
Thomas M. Roehlk Senior Vice President, General Counsel and Secretary	2002 2001 2000	243,751 234,086 215,462	429,993(6 0 198,000)	48,561(4 0 0)		0	20,500 23,100 0	20,951 35,741 34,115
Richard W. Heath (7) Group President, BeautiControl & Tupperware Latin America	2002 2001 2000	309,298 300,697 128,471	85,463 89,967 92,500	74,304(4 0 0)		0	35,000 35,000 117,300	5,373 0 0

(1)
Includes amounts held in the Retirement Savings Plan that were deferred pursuant to Section 401(k) of the Internal Revenue Code (the "Code") and amounts deferred under the Supplemental Plan (see footnote 3), as well as Code Section 125 contributions to the Flexible Benefits Plan.

(2)
Represents the market value on the date of grant of restricted stock awarded under the Company's 2000 Incentive Plan. The number, vesting schedule and value of restricted stock held at the end of the 2002 fiscal year are as follows:

Vesting Schedule
Name	Date of Grant	Number of Shares Held	Value ($)
				Shares	Date
E. V. Goings	—	—	—	—	—
R. Glenn Drake	01/23/02	5,000	75,300	5,000	01/23/05
Richard W. Heath	—	—	—	—	—
Thomas M. Roehlk	—	—	—	—	—
Christian E. Skröder	—	—	—	—	—
(3)
For 2002, this column includes annual contributions by the Company for Messrs. Drake, Goings, Roehlk and Heath to the Retirement Savings Plan, and amounts credited by the Company with respect to the such officers to the Company's Supplemental Plan (which provides benefits to which they would have been entitled under the

  Retirement Savings Plan, but for the benefit limits imposed by the Code) as follows: Mr. Goings, $13,578 and $64,779; Mr. Drake, $13,578 and $36,588; Mr. Roehlk, $13,578 and $7,373; and Mr. Heath, $5,373 and $0.

(4)
For 2002, this column includes amounts representing imputed income for deemed interest which Mr. Goings is not obligated to pay under a loan transaction described under the caption "Indebtedness to Management" due to the non-interest bearing nature of the loan for Mr. Goings of $421,313 as well as gains from exercise of stock options for Mr. Goings of $1,324,447; Mr. Roehlk, $23,061 and Mr. Heath, $74,304 and a retention bonus payment for Mr. Roehlk, $25,500.

(5)
These amounts represent imputed income for deemed interest which Mr. Goings is not obligated to pay under a loan transaction described under the caption "Indebtedness of Management" due to the non-interest bearing nature of the loan for Mr. Goings.

(6)
Bonus amount attributable to real estate development revenues.

(7)
Mr. Heath's employment commenced October 18, 2000.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information as of December 31, 2002 regarding the Company's common stock that may be issued under equity compensation plans currently maintained by the Company.

Plan Category	(a) Number of securities to be issued upon the exercise of outstanding options and rights	(b) Weighted-average exercise price of outstanding options and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders (1)	10,719,360	$20.32	2,475,474
Equity compensation plans not approved by security holders (2)	0	0	0
Total

(1)
The following plans have been approved by the Company shareholders: 1996 Incentive Plan, 2000 Incentive Plan, 2002 Incentive Plan and Director Stock Plan.

(2)
The Company has no plans which have not been approved by shareholders.

STOCK OPTIONS

        The following tables show option grants, exercises and fiscal year-end values of stock options for the Named Officers under the Company's 2002 Incentive Plan. The Plan permits the grant of stock appreciation rights, but none have been granted.

Option Grants in Last Fiscal Year

	Individual Grants
Name	Number of Securities Underlying Options Granted (#)		% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Share)	Expiration Date	Grant Date Present Value ($)(2)
E. V. Goings	172,100(1)		13.27	16.23	11/05/2012	389,480
R. Glenn Drake	29,500(1 25,000(3	) )	2.27 1.93	16.23 18.94	11/05/2012 01/22/2012	66,761 66,033
Richard W. Heath	35,000(1)		2.70	16.23	11/05/2012	79,209
Thomas M. Roehlk	20,500(1)		1.58	16.23	11/05/2012	46,394
Christian E. Skröder	20,000(1)		1.54	16.23	11/05/2012	45,262

(1)
These options will become exercisable 1/3 each year commencing on November 6, 2003. The exercise price of these stock options is the average of the high and low price of the Company's common stock on the date of grant. The term of each option is 10 years. In the event of a Change of Control of the Company, all options will become immediately exercisable and the optionee will have the right to receive the difference between the exercise price and the fair market value of the common stock in cash.

(2)
The Black-Scholes option pricing model was used assuming a dividend yield of 3.5 percent, a risk-free interest rate of 3.5 percent, an expected stock price volatility based on historical experience of 27.5 percent and an expected option life based on historical experience of eight years. The attribution of values with the Black-Scholes model to stock option grants requires adoption of certain assumptions, as described above. While the assumptions are believed to be reasonable, the reader is cautioned not to infer a forecast of earnings or dividends either from the model's use or from the values adopted for the model's assumptions. Any future values realized will ultimately depend upon the excess of the stock price over the exercise price on the date the option is exercised.

(3)
This option will become exercisable on January 22, 2005. The exercise price of this stock option is the average of the high and low price of the Company's common stock on the date of grant. The term of the option is 10 years. In the event of a Change of Control of the Company, all options will become immediately exercisable and the optionee will have the right to receive the difference between the exercise price and the fair market value of the common stock in cash.

Aggregate Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

			Number of Securities Underlying Unexercised Options at FY-End (#)		Value of Unexercised In-The-Money Options at FY-End ($)(2)
Name	Shares Acquired on Exercise (#)(1)	Value Realized ($)(2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
E. V. Goings	135,207	1,324,447.21	550,377	970,800	0	0
R. Glenn Drake	0	0	29,746	223,300	0	0
Richard W. Heath	10,800	74,304.00	54,000	122,500	94,500	0
Thomas M. Roehlk	5,950	46,552.10	95,474	138,600	0	0
Christian E. Skröder	0	0	235,693	252,500	0	0

(1)
Upon the exercise of an option, the optionee must pay the exercise price in cash or stock.

(2)
Represents the difference between the fair market value of the common stock underlying the option and the exercise price at exercise, or fiscal year-end, respectively.

Retirement Plans

        Messrs. Goings, Drake, Roehlk and Heath (the U.S. "Named Officers") participate in the Tupperware Corporation Base Retirement Plan (the "Base Plan") at 1 percent of career average pay. Compensation covered by the Base Plan includes salary and annual bonus paid in the calendar year, but does not include any long-term incentive or other cash payments. Credited years of service for each of the Named Officers are: Mr. Goings, 10.08; Mr. Drake, 18.92; Mr. Roehlk, 19.25; and Mr. Heath, .25. Benefits are computed on a straight-life annuity basis and are not subject to any deductions for social security or other offset amounts. The estimated annual benefits payable upon retirement at normal retirement age for each of the Named Officers are: Mr. Goings, $159,315; Mr. Drake, $120,899; Mr. Roehlk, $67,343; and Mr. Heath, $13,900. The estimates take into account participation in the Base Plan, any predecessor plan formula, and the Tupperware Supplemental Plan, which provides benefits from general assets of the Company that would otherwise be payable from plans but for the benefit limits imposed by the Code.

        Mr. Skröder participates in the Tupperware Holdings B.V. Pension Plan (the "TEAM pension plan") at 1.75 percent of pay of the average best five salaries in the final ten years prior to retirement per year of service. Compensation covered by the TEAM pension plan includes salary plus management bonus, but does not include any overtime, commissions or occasional premiums. Mr. Skröder has 14.83 years credited service under the TEAM pension plan. Benefits are computed on a straight-life annuity basis and are subject to integration with Swiss social security through an offset with covered compensation. The estimated annual benefits payable upon retirement at normal retirement age for Mr. Skröder are CHF 292,488. The estimate takes into account participation in the TEAM and Swiss pension plans and any predecessor plan formulas.

Compensation of Directors

        Non-employee directors of the Company receive (i) an annual retainer fee of $34,000, (ii) an annual stock option grant to purchase 4,000 shares of the Company's common stock at the fair market value of the common stock on the date of grant, (iii) for committee chairpersons, a retainer of $15,000 per year (other than the Executive Committee) and (iv) a fee of $1,500 for each meeting of the Board and for each meeting of any committee attended.

        Such directors receive one-half of their annual retainer fees in stock and the balance, at their election, in stock, cash or a discounted stock option. They may elect to defer payment of all or part of the cash retainer and, at their election, attendance fees, in which event interest is credited at the prime rate. The

Director Stock Plan also provides that a grant of 1,000 shares of Tupperware Common Stock be made to each new non-employee director after three months of service on the Tupperware Board.

        Non-employee directors may also participate in the Company's Matching Gift Program. Under the Program, the Company will match dollar for dollar up to $3,500 of a director's charitable gift to eligible organizations and institutions. Non-employee directors also receive compensation in the form of merchandise not exceeding $2,000 per annum.

Change of Control Arrangements and Employment Contracts

        The Company has entered into a change of control employment agreement (collectively, the "Change of Control Agreements") with each of its executive officers including the CEO and the Named Officers. The purpose of these agreements is to assure stockholders that the business of the Company will continue with a minimum amount of disruption in the event of a change of control or attempted change of control of the Company. Under the terms of the Change of Control Agreements, a change of control is defined as the acquisition of 15 percent or more of the Company's Common Stock or voting securities of the Company by a person or group, certain changes in the majority of the Company's Board, certain mergers involving the Company or the liquidation, dissolution or sale of all or substantially all of the assets of the Company. If within three years of a change of control, the Company terminates any such officer's employment (other than for cause or disability) or any such officer terminates his employment for good reason, or, during the 30-day period beginning one year after a change of control, any such officer terminates his employment for any reason, such officer will be entitled to, among other things, his or her base salary and pro rata bonus through the date of termination; the amount of any compensation previously deferred and any accrued vacation pay, in each case, to the extent not yet paid; three times the sum of his or her base salary and the greater of any incentive award for the most recently completed fiscal year, and the average of the higher of the actual incentive award and the target incentive award (on a year-by-year basis) for the last three years; and continued participation in the Company's welfare plans for the remainder of such three-year period (other than medical benefits which will, under certain circumstances, be continued for the lifetime of such officer). Additionally, if any payment or distribution by the Company or any subsidiary or affiliate to an officer who is party to a Change of Control Agreement would be subject to any excise tax as an "excess parachute payment," then such officer will be entitled to receive an additional gross-up payment in an amount such that after payment of all taxes by such officer attributable to such additional gross-up payment, such officer is in the same after-tax position as if no excise tax had been imposed on such officer.

        Mr. Heath retired as an officer of the Company and its BeautiControl, Inc. subsidiary, effective January 14, 2003. Prior to his retirement, Mr. Heath had been employed pursuant to an employment agreement with BeautiControl, Inc. entered into as of October 18, 2000, upon the consummation of the acquisition of BeautiControl, Inc. by the Company. The agreement provided that for a five-year period, Mr. Heath would serve as President and Chief Executive Officer of BeautiControl, Inc. Mr. Heath's initial base salary under the agreement was established at $300,000 per annum, subject to annual increases at the discretion of the Company's Compensation and Directors Committee. The agreement also provided for an annual bonus opportunity from 45 percent to 90 percent of base salary and stock option awards for at least 35,000 shares of Company common stock annually during the term of the agreement (subject to approval of the Compensation and Directors Committee), as well as certain employee benefits and perquisites. The agreement provided for a severance payment equal to two years of Mr. Heath's base salary in the event of his termination by the Company without cause. In connection with Mr. Heath's retirement, the Company entered into an agreement with Mr. Heath that supercedes his employment agreement and provides for continuation of his salary (as adjusted in accordance with the Consumer Price Index) and certain perquisities and medical benefits during the period ending on October 31, 2005, which would have been the remaining term of his employment under his employment agreement. The agreement further provides that in consideration for Mr. Heath's consulting service, and provided that he complies with noncompetition, nonsolicitation and certain other covenants, the Company will pay $500,000 to Mr. Heath in equal monthly installments during the period ending on October 31, 2007. In accordance with the Company's incentive plans, the stock options granted to Mr. Heath should continue to vest and be exercisable for six years following his retirement. Under the agreement, Mr. Heath disposed of the 137,800 shares of the Company's common stock he was required to purchase in connection with the Company's acquisition of BeautiControl, Inc., and the Company paid to Mr. Heath the amount by which Mr. Heath's purchase price exceeded his sale price for such shares.

        The Board recommends that you vote FOR the election of all of the nominees to the Board of Directors.

2.    Proposal to Ratify the Appointment of Independent Auditors

        Upon the recommendation of its Audit and Corporate Responsibility Committee, the Board has appointed PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 27, 2003, which appointment will be proposed for ratification at the annual meeting. PricewaterhouseCoopers LLP served as independent auditors of the Company for fiscal year 2002.

        Services performed by PricewaterhouseCoopers LLP as independent auditors for the 2002 fiscal year included, among others: the annual audit of the consolidated financial statements; audits of financial and related information included in filings with governmental and regulatory agencies, including audits of certain foreign subsidiaries in accordance with local statutory requirements and audits of domestic employee benefit plans; and consultations in connection with various financial reporting, accounting, tax and other matters.

        A representative of PricewaterhouseCoopers LLP will be present at the meeting to make a statement, if he desires, and to respond to appropriate questions from shareholders.

        In the event the proposal is not approved, the Board will consider the negative vote as a mandate to appoint other independent auditors for the next fiscal year.

Audit Fees

        The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the Company's annual financial statements for fiscal year 2002 and for reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q during fiscal year 2002 were $1,636,889.

Financial Information Systems Design and Implementation Fees

        The aggregate fees billed by PricewaterhouseCoopers LLP for fiscal year 2002 for financial information systems design and implementation services, were $0.

All Other Fees

        The aggregate fees billed by PricewaterhouseCoopers LLP for fiscal year 2002 for services other than those described in the preceding two paragraphs were $1,830,658. Of these fees, $1,696,243 related to tax consulting and compliance services.

        The Audit and Corporate Responsibility Committee has considered whether the provision of the non-audit services rendered by PricewaterhouseCoopers LLP is compatible with maintaining that firm's independence.

        The Board recommends that you vote FOR the proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent auditors.

3.    Other Matters

Discretionary Authority

        At the time of mailing of this proxy statement, the Board was not aware of any other matters which might be presented at the meeting. If any matter not described in this proxy statement should properly be presented, the persons named in the accompanying proxy form will vote such proxy in accordance with their judgment.

Notice Requirements

        The Company's By-laws require written notice to the Company of a nomination for election as a director (other than a nomination by the Board) and of the submission of a proposal (other than a proposal by the Board) for consideration at an annual meeting of shareholders. The notice must contain certain information concerning the nominating or proposing shareholder, and the nominee or the proposal, as the case may be. Any shareholder who desires to submit a proposal to be raised from the floor during the Company's 2004 annual meeting of shareholders, without it being included in the Company's proxy soliciting material, should send to the Secretary of the Company a signed notice of intent, including the text of the proposal, to be received no later than March 25, 2004, and no earlier than March 5, 2004. A copy of the applicable By-law provisions may be obtained, without charge, upon written request to the Corporate Secretary of the Company at its principal executive offices.

        In addition to the foregoing, any shareholder who desires to have a proposal included in the Company's proxy soliciting material relating to the Company's 2004 annual meeting of shareholders should send to the Corporate Secretary of the Company a signed notice of intent. This notice, including the text of the proposal, must be received no later than November 25, 2003.

Expenses and Methods of Solicitation

        The Company will pay the expenses of soliciting proxies. In addition to the use of the mails, proxies may be solicited personally, or by telephone or other means of communication, by directors, officers and employees of the Company and its subsidiaries, who will not receive additional compensation therefor. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of proxy solicitation material to certain beneficial owners of the Company's common stock and the Company will reimburse such forwarding parties for reasonable expenses incurred by them.

        Georgeson Shareholder Communications Inc. has been retained by the Company to assist in the solicitation of proxies for a fee not to exceed $8,500 plus reimbursement for out-of-pocket expenses.

Delivery of Documents

        Only one annual report to shareholders and proxy statement may be delivered to multiple shareholders of the Company sharing an address unless the Company or its agent have received contrary instructions from a shareholder. However, if under this procedure a shareholder who would not otherwise receive an individual copy of such documents desires to receive a copy, he or she may receive a copy of the documents by contacting the Company's Secretary at 14901 S. Orange Blossom Trail, Orlando, FL 32837 or by calling 1-407-826-5050.

By order of the Board of Directors
Thomas M. Roehlk Senior Vice President, General Counsel and Secretary

Dated: March 27, 2003

Your Vote Is Important. Please Complete and Sign the Enclosed Proxy or Vote Telephonically or
Electronically in Accordance with the Enclosed Instructions.
If You are Voting by Mail, Complete and Sign the Enclosed Proxy and Return It Promptly in the
Accompanying Postpaid Envelope.

APPENDIX A

Charter of the Audit and Corporate Responsibility Committee

        RESOLVED, that, pursuant to Section 3.8 of Article III of the By-laws of the Corporation,

David R. Parker, Chairperson Rita Bornstein Kriss Cloninger III Clifford J. Grum Joyce M. Roché

are hereby designated as the Audit and Corporate Responsibility Committee (the "Committee") of this Board of Directors which Committee shall at all times be composed solely of directors who are not employees of the Corporation or any of its subsidiaries, to serve, subject to the provisions of said Section 3.8, until the meeting of the Board of Directors occurring at the time of the next annual meeting of shareholders of the Corporation and their successors are chosen; and further

        RESOLVED, that all members of the Committee shall have no relationship with the Corporation that could interfere with the exercise of independence from the Corporation and its management, and no member shall be (a) an employee of the Corporation or any of its affiliates, (b) a former employee of the Corporation or any of its affiliates, or (c) an immediate family member of an executive officer of the Corporation or any of its affiliates; and further

        RESOLVED, that all members of the Committee shall be financially literate and at least one member of the committee shall have financial expertise, as such financial terms are interpreted by the Board of Directors; and further

        RESOLVED, that the Committee shall meet on a regular basis with the management of the Corporation including the head of Internal Audit, and the independent auditors of the Corporation, and shall meet at such additional times as may be necessary or desirable to conduct the business of the Committee; and further

        RESOLVED, that the Committee shall establish standing agenda items for its regular meetings as necessary to carry out its responsibilities under the Committee's charter and shall address such other topics from time to time as deemed appropriate by the Committee; and further

        RESOLVED, that a member of the Committee shall be designated as the Chairperson of the Committee by the Board of Directors, and the Chairperson shall be responsible for assuring that the Committee satisfies its obligations under the Committee charter and shall serve as the liaison for the Committee to the management of the Corporation; and further

        RESOLVED, that whereas it is the responsibility of management of the Corporation to prepare the Corporation's financial statements, the responsibility of the Corporation's independent auditors to audit the Corporation's annual financial statements and to review the Corporation's unaudited quarterly financial statements, and whereas the financial management of the Corporation (including the internal audit staff) and the Corporation's independent auditors have more time, knowledge and detailed information concerning the Corporation, the Committee shall:

(1)
investigate and recommend to the Board of Directors the evaluation, selection and replacement of independent auditors of the Corporation for each fiscal year, with approval of selection by shareholders, and such independent auditors shall be accountable ultimately to the Committee and the Board of Directors;

(2)
review the appropriateness of the charges by the independent auditors for both auditing and non-auditing services and the effect thereof on their independence, and report thereon to the Board of Directors;

(3)
meet with the representatives of the independent auditors of the Corporation and management prior to commencement of the annual audit by the independent auditors for the purpose of reviewing the scope of such audit, with the purpose that such audit shall be intended to yield an unqualified opinion by the independent auditors that the Corporation's financial statements conform to generally accepted accounting principles, and meet again with said representatives subsequent to completion of such audit for the purpose of reviewing the results thereof and reviewing management's and the independent auditor's representations that the Corporation's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and report thereon to the Board of Directors;

(4)
receive periodic written reports from the independent auditor regarding the auditor's relationship with the Corporation, discuss such relationships with the auditor that may impact the objectivity and independence of the auditor, and if so determined by the Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor;

(5)
discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the review and/or audit of the financial statements, including those covered by Statement on Auditing Standards No. 61;

(6)
review the annual financial statements and other financial information to be included in the Corporation's Annual Report on Form 10-K, and in the Corporation's annual report to shareholders, and report thereon to the Board of Directors and, based upon the Committee's discussion with management and the independent auditors and the Committee's review of the representations of management and the report of the independent auditors to the Committee, recommend inclusion of the financial statements in the Annual Report on Form 10-K;

(7)
review, as the Committee or at a minimum by the Chairperson of the Committee, the Corporation's financial statements prior to their inclusion in the Corporation's Quarterly Reports on Form 10-Q;

(8)
prepare the report required by the rules of the Securities and Exchange Commission to be included in the Corporation's annual proxy statement regarding the matters contained in paragraphs 4, 5 and 6 above;

(9)
monitor and oversee management's process of internal controls and financial reporting and the independent auditor's process of auditing the Corporation's consolidated financial statements in accordance with generally accepted auditing standards and reporting thereon; provided, however, that in carrying out its responsibilities, the Committee shall not be required to provide any expert opinions or special assurances with respect to the Corporation's financial statements, nor shall the Committee be required to provide professional certification of the independent auditor's audit of the annual financial statements, and for purposes of carrying out its responsibilities the Committee shall be entitled to rely upon (a) management's responsibility to prepare accurate financial statements of the Corporation, and (b) the Corporation's independent auditor's audit of the annual financial statements and review of the unaudited quarterly financial statements;

(10)
review any recommendations of the independent auditors and the internal auditors of the Corporation with respect to any material weaknesses in the system of internal control followed by the Corporation and its subsidiaries and any material questions or problems with respect to the accounting records, procedures, or operations of the Corporation and its subsidiaries which have not been resolved to such auditors' satisfaction after having been brought to the attention of management, and report thereon to the Board of Directors;

(11)
review changes in the significant accounting policies of the Corporation and its subsidiaries and the effect, if any, on the Corporation's financial statements of recent or proposed requirements of the Securities and Exchange Commission, the Financial Accounting Standards Board, or similar bodies, and report thereon to the Board of Directors;

(12)
review the quality and depth of the financial and legal functions worldwide;

(13)
review the function of the Internal Audit Department, its budget, organization, activities and performance, and report thereon to the Board of Directors;

(14)
approve the selection and/or discharge of the head of Internal Audit;

(15)
review the status of tax returns and tax audits; and

(16)
serve as the independent auditors' and the internal auditors' access to the Board of Directors with respect to all matters within the scope of such auditors' authority and, if deemed necessary, direct and supervise investigations into such matters; and further

        RESOLVED, that the Committee shall review all matters governed by or involving the Code of Conduct of the Corporation, including:

(1)
adherence to or non-compliance with the Code of Conduct;

(2)
approval of and recommendations to the Board of Directors of amendments to the Code of Conduct; and

(3)
the establishment and adequacy of compliance programs and procedures relating to those topics covered by the Code of Conduct; and further

        RESOLVED, that the Committee shall monitor, and report and recommend action to the Board of Directors with regard to the Corporation's effectiveness in dealing with its various constituencies, particularly with respect to employees, the communities in which the Corporation operates, governments, stakeholders, customers and vendors; and further

        RESOLVED, that the Committee shall have the power and authority to undertake investigations into the affairs of the Corporation in the course of conducting the business of the Committee and to retain such outside advisors, professionals and experts as the Committee shall deem necessary or advisable for the purpose and at the expense of the Corporation; and further

        RESOLVED, that the Committee shall with respect to employee benefit plans, programs and obligations of the Corporation and/or its subsidiaries (subject to any limitations arising out of collective bargaining obligations):

(1)
review, from time to time, investment performance and policies; and

(2)
report periodically to the Board of Directors with respect to the investment policies and the performance of the investments of plan assets;

and further

        RESOLVED, that two members of the Committee shall constitute a quorum for the transaction of business at any meeting of the Committee and that the act of a majority of those present shall be necessary and sufficient for the taking of any action thereat.

COMPANY #
CONTROL #

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  If you prefer to receive proxy materials via the Internet in the future, you may consent to do so.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Tupperware Corporation, c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

Account Number

ò Please detach here ò

The Board of Directors Recommends a Vote FOR All Nominees in Item 1 and FOR Item 2.

1.	Election of directors:	01	Kriss Cloninger, III	04	David R. Parker	☐	Vote FOR	☐	Vote WITHHELD
		02	Joe R. Lee				all nominees		from all nominees
		03	Bob Marbut				(except as marked)

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	The Proposal to Ratify the Appointment of Independent Auditors		☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.
Address Change? Mark Box	☐	I plan to attend meeting. ☐		Date
Indicate changes below:		If you check this box an admission ticket will be sent to you.

Signature(s) in Box
Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

TUPPERWARE CORPORATION
ANNUAL MEETING OF STOCKHOLDERS

Wednesday, May 14, 2003
1:00 p.m.

HYATT REGENCY ORLANDO INTERNATIONAL AIRPORT
9300 Airport Boulevard
Orlando, Florida 32827

Householding Notice

The Securities and Exchange Commission adopted rules that allow TUPPERWARE CORPORATION (the "Company") to deliver a single annual report, proxy statement, proxy statement combined with a prospectus, or any information statement to any household at which two or more shareholders reside who share the same last name or whom the company believes to be members of the same family. This procedure is referred to as "Householding."

If you share the same last name and address with one or more shareholders, from now on, unless we receive contrary instructions from you, your household will receive only one copy of the Company's Annual Report, Proxy Statement for its Annual Meeting of Stockholders, any proxy statement combined with a prospectus or any information statement. We will include with the Householded materials for our Annual Meetings, a separate proxy card and Notice of Annual Meeting of Stockholders for each registered shareholder at your address.

If you object to Householding or wish to revoke Householding in the future, in order to continue to receive individual copies of these documents, call Wells Fargo Bank Minnesota, N.A., our Stock Transfer Agent, at 1-877-602-7615. You will need to enter your account number located on the reverse side of this card and Company number 187.

If we do not hear from you, you will be deemed to have consented to the delivery of only one set of these documents to your household. The Company intends to Household indefinitely, and your consent will be perpetual unless you revoke it. If you revoke your consent, we will begin sending you individual copies of these documents within 30 days after we receive your revocation notice.

Your participation in this program is encouraged. It will reduce the volume of duplicate information received at your household as well as the cost to the Company of preparing and mailing duplicate materials.

[LOGO]	Tupperware Corporation 14901 S. Orange Blossom Trail Orlando, Florida 32837	Proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 14, 2003.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted "FOR" all nominees in Item 1 and "FOR" Item 2.

By signing the proxy, you revoke all prior proxies and appoint Thomas M. Roehlk and Pradeep Mathur, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.

COMPANY #
CONTROL #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-240-6326 — QUICK *** EASY *** IMMEDIATE

  •
  Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 noon (ET) on May 13, 2003.
  •
  You will be prompted to enter your 3-digit Company Number, your 7-digit Control Number (these numbers are located above) and the last 4 digits of the U.S. Social Security Number ("SSN") or Tax Identification Number ("TIN") for this account. If you do not have a U.S. SSN or TIN, please enter 4 zeros.
  •
  Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/tup/ — QUICK *** EASY *** IMMEDIATE

  •
  Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 1:00 p.m. (ET) on May 13, 2003.
  •
  You will be prompted to enter your 3-digit Company Number, your 7-digit Control Number (these numbers are located above) and the last 4 digits of the U.S. Social Security Number or Tax Identification Number for this account to obtain your records and create an electronic ballot. If you do not have a U.S. SNN or TIN, please leave blank.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Tupperware Corporation, c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

ò Please detach here ò

The Board of Directors Recommends a Vote FOR All Nominees in Item 1 and FOR Item 2.

1.	Election of directors:	01	Kriss Cloninger, III	04	David R. Parker	☐	Vote FOR	☐	Vote WITHHELD
		02	Joe R. Lee				all nominees		from all nominees
		03	Bob Marbut				(except as marked)

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	The Proposal to Ratify the Appointment of Independent Auditors	☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.
Address Change? Mark Box	☐		Date
Indicate changes below:

Signature(s) in Box
Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

TUPPERWARE CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

Wednesday, May 14, 2003
1:00 p.m.

HYATT REGENCY ORLANDO INTERNATIONAL AIRPORT
9300 Airport Boulevard
Orlando, Florida 32827

VOTING INSTRUCTION CARD

TUPPERWARE CORPORATION
14901 S. Orange Blossom Trail, Orlando, FL 32837

VOTING INSTRUCTIONS TO TRUSTEE FOR 2003 ANNUAL MEETING OF SHAREHOLDERS
MAY 14, 2003

As a participant in the Tupperware Corporation Retirement Savings Plan, you have the right to give instructions to the trustee of such plan as to the voting of certain shares of the Corporation's common stock at the Corporation's annual meeting of shareholders to be held on May 14, 2003 and at any adjournment thereof. In this connection, please follow the voting instructions on the reverse side of this card and either vote telephonically, electronically, or sign and date it, and return this card promptly in the postage-paid envelope provided.

Regardless of the number of shares held in trust on your behalf, exercising your voting instruction right is very important.

This voting instruction card when properly executed will be voted in the manner directed. If no direction is made, this voting instruction card will be taken as authority to vote FOR the election of all of the nominees in Item 1 and to vote FOR Item 2 and, in the discretion of the proxies, to vote upon any other matter which may properly come before the meeting and any adjournment thereof. If this card is not returned or is returned unsigned, the trustee will vote the shares in accordance with the terms of the Defined Contribution Trust.

☒    Please mark votes as indicated in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES
IN ITEM 1 AND "FOR" ITEM 2.

(See reverse side for voting instructions)

QuickLinks

GENERAL INFORMATION
SECURITY OWNERSHIP OF MANAGEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
INDEBTEDNESS OF MANAGEMENT
REPORT OF THE AUDIT AND CORPORATE RESPONSIBILITY COMMITTEE
REPORT OF THE COMPENSATION AND DIRECTORS COMMITTEE ON EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
SUMMARY COMPENSATION TABLE
EQUITY COMPENSATION PLAN INFORMATION
STOCK OPTIONS
Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
APPENDIX A
Charter of the Audit and Corporate Responsibility Committee